Exhibit 99.1

Sanara MedTech Inc. Announces the Appointments of Jake Waldrop as Chief Operating Officer and Tyler Palmer as Chief Corporate Development and Strategy Officer

FORT WORTH, TX / GlobeNewswire / April 5, 2024 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (NASDAQ: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets, announced today the appointments of Jake Waldrop as Chief Operating Officer and Tyler Palmer as Chief Corporate Development and Strategy Officer.

Zach Fleming, Sanara’s Chief Executive Officer, stated, “Jake and Tyler are seasoned executives with a wealth of experience in the medical device and wound care industries. We are excited for them to join the team and help us continue to build on the success we have had so far offering solutions that can improve clinical outcomes and reduce healthcare expenditures.”

Mr. Waldrop brings 20 years of experience leading cross functional teams through a multitude of business process transformations in the technology and medical device industries. Most recently Mr. Waldrop held the position of Chief Financial Officer for Trilliant Surgical, and after their sale to Enovis (formerly DJO) in early 2021, Jake held the position of Vice President of Finance and Integrations for the newly founded Foot and Ankle division of Enovis. Mr. Waldrop’s career began in public accounting with KPMG, after which Jake has held Controller positions at 2 fast growing technology companies, The Planet and Alert Logic.

Mr. Palmer brings extensive expertise in the healthcare sector, particularly in leading strategic growth and corporate development initiatives aimed at enhancing financial and clinical outcomes for providers, while maximizing shareholder returns. In his most recent role, Mr. Palmer served as the Senior Vice President of Corporate Development, Strategy, and Product at AQuity Solutions, a leading provider of outsourced revenue cycle and clinical documentation solutions. Under his leadership, he crafted and executed a strategic vision that included multiple successful acquisitions and technology investments. Prior to this, Mr. Palmer held various leadership roles in corporate development, marketing, and business unit leadership across the Orthopedic, Surgical, and Wound Care sectors at Zimmer, BSN medical, and Essity.

Mr. Waldrop’s appointment is effective April 15, 2024 and Mr. Palmer’s appointment was effective April 1, 2024.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets, distributes and develops surgical, wound and skincare products for use by physicians and clinicians in hospitals, clinics and all post-acute care settings and offers wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen®, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGEN™ Verified Inductive Bone Matrix, ALLOCYTE™ Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution and HYCOL® Hydrolyzed Collagen. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the development of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as Sanara’s ability to attract and retain key employees, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations

713-826-0524

CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.